Exhibit 5.1

McCarthy Tétrault LLP

Box 48, Suite 5300

Toronto Dominion Bank Tower

Toronto ON M5K 1E6

Canada

Tel:    416-362-1812

Fax:    416-868-0673

March 4, 2022

The Toronto-Dominion Bank

TD Bank Tower

PO Box 1

Toronto-Dominion Centre

Toronto, ON M5K 1A2

Dear Sirs/Mesdames:

Re:	The Toronto-Dominion Bank
Registration Statement on Form S-8

We have acted as Ontario counsel to The Toronto-Dominion Bank (“TD”) in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended of TD’s Registration Statement on Form S-8 dated March 4, 2022 (the “Registration Statement”), relating to the registration of up to 2,000,000 common shares of TD (the “Shares”) in connection with the TD 401(k) Retirement Plan (the “Plan”).

For the purposes of this opinion, we have examined such statutes, public and corporate records, opinions, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinion hereinafter set forth.

In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies or facsimiles.

For the purposes of this opinion, we have assumed that:

(a)	the Shares to be delivered under the Plan will be purchased on the open market; and

(b)	at the time of issuance of any Shares that are not issued and outstanding on the date hereof:

(i)	such shares will have been duly authorized for issuance by TD; and

(ii)	TD will have received valid consideration for such shares.

The opinion expressed herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that when the Shares are delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable common shares of TD.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as it may be amended from time to time) and to the reference to our firm name in the Registration Statement.

Yours very truly

/s/ McCarthy Tétrault LLP